UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 19, 2005

                            SHELTER PROPERTIES VI
            (Exact name of Registrant as specified in its charter)


            South Carolina             0-13261                57-0755618
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.02   Termination of a Material Definitive Agreement.

Shelter Properties VI Limited Partnership (the "Registrant"), a South Carolina limited partnership, owns Rocky Creek Apartments ("Rocky Creek"), a 120-unit apartment complex located in Augusta, Georgia. As previously disclosed, on October 20, 2005, the Registrant and two other partnerships that own apartment complexes (together with the Registrant, the "Selling Partnerships"), entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, Chartwell Augusta, LLC, a Delaware limited liability company (the "Purchaser"), to sell the three apartment complexes owned by the Selling Partnerships to the Purchaser for a total sales price of $22,900,000, of which $4,450,000 was allocated to Rocky Creek. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the corporate general partner of the Registrant.

Under the terms of the Purchase Agreement, the Purchaser may terminate the Purchase Agreement at any time prior to the expiration of the feasibility period as defined in the Purchase Agreement. On December 19, 2005, the Purchaser delivered written notice of its election to terminate the Purchase Agreement pursuant to its terms.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                SHELTER PROPERTIES VI


                                By: Shelter Realty VI Corporation
                                    Corporate General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                             Date: December 22, 2005